UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) February 7, 2006

                             SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


         Nevada                    0-50732              74-2949620
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

   900 NE Loop 410, Suite E-121, San Antonio, Texas               78209
       (Address of principal executive offices)          (Zip Code)

  Registrant's telephone number, including area code:  (210) 568-9760

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act
(17 CFR 240.14a-12)

[   ]  Pre-commencement  communications  pursuant  to Rule 14d-2(b)  under  the
Exchange Act (17 CFR 40.14d-2(b))

[   ]   Pre-commencement  communications pursuant to Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 1, 2005 Mr. Edward Shaw was appointed as Chief Operating Officer of South Texas Oil Company to head field operations in Texas. Mr. Shaw is qualified as both a mechanical and electrical engineer with over 10 years of experience in Saudi Arabia and has spent the last 4 years in New Zealand where he was researching and developing methods of monitoring oil wells to optimize production, including using existing products integrated with emerging telemetry technologies.

An employment agreement was entered into with Edward Shaw effective December 1, 2005. The initial term of employment is three (3) years. We agreed to pay Mr. Shaw a base salary of $48,000 per annum for the first year of employment, increasing based on performance of South Texas Oil Company. In addition to the cash compensation earned by Mr. Shaw, we granted Mr. Shaw 100,000 shares as an employment and relocation incentive in addition to an option to purchase shares of our common stock according to the Executive Stock Option Plan. Mr. Shaw will also be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company's other senior executives.

Effective February 7, 2006, Jason Griffith resigned as the Chief Financial Officer and member of the Board of Directors of the Company to focus on the development of his Accounting practice. He will continue to offer his services as an advisor and consultant to the Company as needed. In the interim, Mr. Conradie, President and CEO of South Texas Oil Company will additionally assume the position of Principal Financial Officer. Mr. Griffith has not had any disagreements with management or the company on any matter relating to the company's operations, policies or practices. Mr. Griffith's resignation letter is attached as Exhibit 99.1.

On February 6, 2006, there was a special meeting of the majority of the Board of Directors in which the Board approved the appointment of Edward Shaw as a Board Member of the Company to replace Mr. Griffith on the effectiveness of his resignation.

Mr. Shaw has no arrangement or understanding with any person regarding his selection as a director of the registrant.

Pursuant to information required by Item 404(a) of Regulation S-B, as applicable (17 CFR 228.404(a)), there are no transactions during the last two years, or proposed transactions to which South Texas Oil Company was or is the party, in which Edward Shaw has or is to have a direct or indirect material interest in an amount exceeding $60,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

     (a) Financial Statements of Assets Acquired.

              Not applicable.

     (b) Pro Forma Financial Information.

              Not applicable.

     (c) Exhibits

Exhibit      Description

99.1        Jason Griffith's Resignation Letter

          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006

               South Texas Oil Company

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer